Exhibit 23.1

MARTINELLIMICK PLLC
A FRUCI & ASSOCIATES SUBSIDIARY

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-1/A (No. 333-166976) Post-Effective Amendment dated May 2, 2014, of our audit report dated July 9, 2014, with respect to the financial statements of Auscrete Corporation included in the Annual Report (Form 10-K/A) for the year ended December 31, 2013.

Martinelli Mick PLLC

Spokane, Washington
July 9, 2014